UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 5, 2019
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

______________________________________
150 Spear Street, Suite 400
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	CSLT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.07 Submission of Matters to a Vote of Security Holders.
Castlight Health, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders on June 5, 2019 at the Company’s offices located at 150 Spear Street, Suite 400, San Francisco, California 94105 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 26, 2019. Present at the Annual Meeting in person or by proxy were holders representing 126,417,998 shares of common stock, representing 87.81% of the eligible votes, constituting a quorum.
The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated

(a)	Holders of the Company’s common stock voted to elect three Class II directors, each to serve until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Ed Park	80,658,658	7,478,403	38,280,937	91.52%
David B. Singer	80,212,268	7,942,793	38,280.937	91.01%
Judith K. Verhave	80,320,270	7,816,791	38,280,937	91.13%

(b)
Holders of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 as follows:

Shares Voted in Favor	125,869,462
Shares Voted Against	478,250
Shares Abstaining	3,415
Broker Non-Votes	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CASTLIGHT HEALTH, INC.
Date: June 5, 2019
By: /s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer (Principal Financial Officer)